                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant  [ X ]

Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission Only
       (as permitted by Rule 14a-6(e)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12


                       GENERAL NUTRITION COMPANIES, INC.
                (Name of Registrant as Specified in its Charter)


       (Names of Persons Filing Proxy Statement if other than Registrant)


Payment of Filing Fee (Check the appropriate box):

[ X ]  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
        or Item 22(a)(2) of Schedule 14A.

[   ]  $500 per each party to the controversy pursuant to Exchange Act
       Rule 14a-6(i)(3).

[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       1)  Title of each class of securities to which transaction applies:

           -----------------------------------------------------------------

       2)  Aggregate number of securities to which transaction applies:

           -----------------------------------------------------------------

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.

           -----------------------------------------------------------------

       4)  Proposed maximum aggregate value of transaction:
                                                            ----------------

       5)  Total fee paid:           $125
                           -------------------------------------------------

[   ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by Exchange
       Act Rule 0-11(a)(2) and identifying the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)  Amount Previously Paid:
                                   ----------------------------------------

       2)  Form, Schedule or Registration Statement No.:
                                                         ------------------

       3)  Filing Party:
                         --------------------------------------------------

       4)  Date Filed:
                       ----------------------------------------------------

[LOGO]


                       GENERAL NUTRITION COMPANIES, INC.
                                921 PENN AVENUE
                         PITTSBURGH, PENNSYLVANIA 15222


TO OUR STOCKHOLDERS:


     We are pleased to invite you to attend the General Nutrition Companies, Inc. 1996 Annual Meeting of Stockholders, which will be held on Thursday, June 27, 1996, in the Urban Room at the Westin William Penn Hotel, 530 William Penn Place, Pittsburgh, PA 15219. The meeting will begin at 10:00 a.m. local time.

     The matters to be acted on at the meeting are described in detail in the attached notice of meeting and proxy statement. The meeting will also provide an opportunity to review with you the business and affairs of the Company and its consolidated subsidiaries and give you an opportunity to meet your directors.

     Please complete and sign the enclosed proxy card and return it promptly in the accompanying envelope. This will ensure that your shares are represented at the meeting.

     Please read the proxy materials carefully. Your vote is important and the Company appreciates your cooperation in considering and acting on the matters presented.

     I look forward to seeing you at the meeting.

                                          Very truly yours,

                                          WILLIAM E. WATTS
                                          President and
                                          Chief Executive Officer

Pittsburgh, Pennsylvania
May 24, 1996

                       GENERAL NUTRITION COMPANIES, INC.
                                921 PENN AVENUE
                         PITTSBURGH, PENNSYLVANIA 15222

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                   TO BE HELD
                                 JUNE 27, 1996

TO ALL STOCKHOLDERS:

     Notice is hereby given that the Annual Meeting of Stockholders of General Nutrition Companies, Inc., a Delaware corporation, will be held on Thursday, June 27, 1996, at 10:00 a.m. Eastern Daylight Time, in the Urban Room at the Westin William Penn Hotel, 530 William Penn Place, Pittsburgh, PA 15219.

     Pursuant to the By-Laws, the Board of Directors fixed the close of business on May 8, 1996 as the record date for determination of stockholders of the Company entitled to receive notice of and to vote at the Annual Meeting. The following items, described in the attached proxy statement, will be on the agenda:

     1. Election of two Class III directors to the Board of Directors for a three-year term expiring in 1999;

     2. Ratification of the appointment of the Company's independent auditors for the current fiscal year; and

     3. Transaction of such other business as may properly come before the meeting or any adjournment thereof.

     So far as management is aware, no business will properly come before the Annual Meeting other than the matters described above.

                                          By Order of the Board of Directors,

                                          JAMES M. SANDER
                                          Vice President - Law,
                                          Chief Legal Officer and Secretary

Pittsburgh, Pennsylvania
May 24, 1996

PLEASE SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD APPOINTING ROBERT V. DUNN, EDWIN J. KOZLOWSKI AND LOUIS MANCINI AS YOUR PROXIES, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                       GENERAL NUTRITION COMPANIES, INC.
                                921 PENN AVENUE
                         PITTSBURGH, PENNSYLVANIA 15222

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 27, 1996

     The following statement is made in connection with solicitation of the enclosed proxy by the Board of Directors of General Nutrition Companies, Inc. (the "Company") for use at the Annual Meeting of Stockholders. The approximate mailing date of this proxy material is May 24, 1996.

                    OUTSTANDING SECURITIES AND VOTING RIGHTS

     Only holders of the Company's outstanding Common Stock (the "Common Stock") have voting rights in connection with the proposals discussed herein. The close of business on May 8, 1996 has been fixed by the Board of Directors as the record date for the determination of stockholders of the Company entitled to receive notice of and to vote at the Annual Meeting. On May 8, 1995, there were 89,992,354 shares of Common Stock outstanding and entitled to vote. Each share entitles the holder to one vote on each matter presented for stockholder approval.

     Shares represented by a properly executed proxy in the accompanying form will be voted at the meeting as specified in the proxy. If signed proxies are returned without specification, such proxies will be voted according to the recommendations of the Board of Directors. Those recommendations are described later in this statement.

     You may revoke your proxy at any time before its exercise by sending written notice of revocation to the Secretary of the Company, or by signing and delivering a proxy which is dated later, or, by attending the meeting and voting in person.

     At the date of this statement, the only matters that management intends to present at the meeting are (1) the election of two Class III directors for a three-year term expiring in 1999 and (2) the ratification of the appointment of independent auditors for the current fiscal year.

     If any other matters are properly brought before the meeting, the enclosed proxy permits the stockholder to give discretionary authority to the persons named in such proxy to vote the shares in their best judgment.

     Under Delaware law and the Company's Restated Certificate of Incorporation, if a quorum is present at the meeting (i) the two nominees for election as directors who receive the greatest number of votes cast for the election of directors at the meeting by the shares present in person or by proxy and entitled to vote shall be elected directors and (ii) proposal 2 must be approved by the affirmative vote of the majority of shares present in person or by proxy and entitled to vote on the matter. In the election of directors, any action other than a vote for a nominee will have the practical effect of voting against the proposals since it is one less vote in favor. Broker non-votes will have no impact on such matter since they are not considered "shares present" for voting purposes.

                                PROPOSAL NO. 1:

                             ELECTION OF DIRECTORS

     The Board of Directors currently consists of six people, two of whom are members of management and four of whom are non-management directors. In accordance with the Company's Restated Certificate of Incorporation, directors are divided into three classes, each of which is composed as nearly as possible of one-third of the directors. The terms of the Class I and Class II directors and the term of the two Class III directors elected in 1996 will expire respectively, on the date of the 1998, 1997 and 1999 Annual Meetings of Stockholders, or until a successor has been elected and qualified. The nominees for director are currently Board members. The names of the nominees for the Board of Directors, as recommended by the Board of Directors, and the names of directors whose terms will continue after the 1996 Annual Meeting, are listed below. Shares represented by a properly executed proxy in the accompanying form will be voted for such nominees unless authority is withheld. However, discretionary authority is reserved to vote such shares in the best judgment of the people named in the proxy in the event that any person or persons other than the nominees listed below are to be voted on at the meeting due to the unavailability of any nominees so listed. The nominees are not related to any other director or Executive Officer of the Company or its subsidiaries.

                        NOMINEES FOR CLASS III DIRECTORS

                      TERM EXPIRING AT 1999 ANNUAL MEETING

JERRY D. HORN, 58, Chairman of the Board and Director

     Mr. Horn became Chairman of the Board of the Company in October 1991 and has served as Chairman of the Board of GNI since November 1985 and as Chief Executive Officer of GNI from May 1985 to December 1990. Mr. Horn also served as President of GNI from May 1985 to September 1988. Mr. Horn is also a director of Chadwick-Miller, Inc., Ghirardelli Chocolate Company, and Restaurants Unlimited, Inc. From April 1983, Mr. Horn was President and from April 1984 to May 1985, Chief Executive Officer of Thousand Trails, Inc. and from September 1979 to April 1983, he was President and Chief Executive Officer of Recreational Equipment, Inc.

THOMAS R. SHEPHERD, 66, Director

     Mr. Shepherd has served as a Director of the Company since October 1991, and as a Director of GNI since October 1989. He has been engaged as a consultant to Thomas H. Lee Company, since 1986 and is currently a Managing Director. He is also a Director of Health o meter Products, Inc., Anchor Advanced Products, Inc., and PNC New England. He is Executive Vice President of Thomas H. Lee Advisors I and II, L.P. Previously Mr. Shepherd was Chairman of Amerace Corporation from 1986 to 1988, President of North American Phillips Commercial Electronics Corporation from 1981 to 1983 and Senior Vice President and General Manager of GTE (Sylvania) Entertainment Products Group from 1979 to 1981. Mr. Shepherd is also a Trustee of Washington and Lee University and Treasurer of Meetinghouse Foundation, Inc.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ABOVE DIRECTOR NOMINEES.

                              CONTINUING DIRECTORS

                               CLASS II DIRECTORS

                      TERM EXPIRING AT 1997 ANNUAL MEETING

WILLIAM E. WATTS, 43, President, Chief Executive Officer and Director

     Mr. Watts became President, Chief Executive Officer and a Director of the Company in October 1991, has served as a Director of GNI since 1986, and has served as President of GNI since September 1988 and as Chief Executive Officer of GNI since December 1990. He served as Senior Vice President of GNI from January 1988 to September 1988 and previously has served as Senior Vice President-Retailing of GNI between August 1985 and January 1988. Mr. Watts was Vice President-Retail Operations from February 1984 to August 1985 and prior thereto served as Director of Retail Operations.

RONALD L. ROSSETTI, 53, Director

     Mr. Rossetti has served as a Director of the Company and of GNI since September 1994. He is currently a private investor and a consultant regarding emerging growth companies. From 1976 through September 1994, Mr. Rossetti was President, Chief Executive Officer and a Director of Nature Food Centres, Inc., which was acquired by the Company in 1994. Mr. Rossetti is also a Director of City Sports, Tier Corporation and a Trustee of Northeastern University.

                               CLASS I DIRECTORS

                      TERM EXPIRING AT 1999 ANNUAL MEETING

THOMAS H. LEE, 52, Director

     Mr. Lee has served as a Director of the Company and of GNI since December 1992. Since 1974, Mr. Lee has been President of Thomas H. Lee Company, a firm engaged in investment activities. He is a Director of Autotote Corporation, Finlay Enterprises, inc., Finlay Fine Jewelry Corporation, Health o meter Products, Inc., Livent Inc., and Playtex Products, Inc. Mr. Lee also is Chairman and a Trustee of Thomas H. Lee Equity Advisors III Limited Partnership, the General Partner of Thomas H. Lee Equity Fund III, L.P., both of which participate in equity or equity-related investments of the companies acquired. From November 20, 1990 to May 20, 1991, Mr. Lee served as Chief Executive Officer of Hills Department Stores, Inc., the predecessor to Hills Stores Company. Hills Department Stores, Inc. filed for protection under Chapter 11 of the Federal Bankruptcy Code in February 1991 and emerged from such protection in October 1993 as Hills Stores Company.

W. HARRISON WELLFORD, 56, Director

     Mr. Wellford has served as a Director of the Company and GNI since January 1994. Since November 1991, Mr. Wellford has been a partner in the Washington D.C. office of the law firm of Latham & Watkins where he is chair of the firm's International Practice Group. He is a Director of Sithe Energies, USA and is a Founder of the National Independent Energy Producers. He also serves as Vice-Chairman of the Friends of Art in Embassies. He holds a Ph.D. Degree in Government from Harvard University and a Juris Doctor Degree from Georgetown University. He is a Fellow of the National Academy of Public Administration. Mr. Wellford was a partner at the law firm of Olwine, Chase, O'Donnell & Weyher from 1989 through 1991; and prior to that time period, he was a partner at the law firm of Wellford, Wegman and Hoff from 1981 through 1988. In addition, Mr. Wellford was Executive Director of the White House-Office of Management and Budget and Executive Director of the President's Reorganization Project from 1977 to 1981. Mr. Wellford also served as a White House transition advisor to Presidents-elect Carter and Clinton.

                 INFORMATION CONCERNING THE BOARD OF DIRECTORS

     During fiscal 1996, there were four meetings of the Board of Directors of the Company. All of the Directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors, and (ii) the total number of meetings held by committees of the Board of Directors on which they served. Each non-employee Director not affiliated with the Thomas H. Lee Company, except for Mr. Rossetti, receives compensation in the amount of $5,000 for each fiscal quarter and $500 per meeting for attending meetings of the Board of Directors of the Company.

                                   COMMITTEES

     The Board of Directors has established standing Audit, Compensation and Stock Option Committees. The membership of each committee is usually determined at the organizational meeting of the Board. The Board of Directors does not have a nominating committee.

AUDIT COMMITTEE

     Messrs. Lee, Shepherd and Wellford serve as the Audit Committee of the Board of Directors. The Audit Committee's functions include (i) reviewing the Company's external and internal audit programs and the adequacy of the internal accounting and financial controls, (ii) reviewing with the independent auditors their report on the Company's financial statements, (iii) reviewing the professional services proposed to be provided by the independent auditors to consider the possible effect of such services on their independence, and (iv) such other related services as the Board from time to time may request. The Audit Committee met twice during the fiscal year ended February 3, 1996.

COMPENSATION COMMITTEE

     Messrs. Lee, Shepherd and Wellford serve as the Compensation Committee of the Board of Directors. The Compensation Committee's functions include administering the Company's Executive Retirement Arrangement and Deferred Compensation Plan, and approving the compensation of key employees of the Company. The Compensation Committee met twice during the fiscal year ended February 3, 1996.

STOCK OPTION COMMITTEE

     Messrs. Shepherd and Wellford serve as the Stock Option Committee of the Board of Directors. The Stock Option Committee's functions include administering the Company's Stock Option Plans. The Stock Option Committee met three times during the fiscal year ended February 3, 1996.

                      STOCK OWNERSHIP AND TRADING REPORTS

     Section 16(a) of the Securities Exchange Act of 1934 (the "Act") requires the Company's officers and persons who own more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission reports concerning their ownership of the Company's Common Stock and changes in such ownership. Copies of such reports are required to be furnished to the Company. To the Company's knowledge, based solely on a review of copies of such reports furnished to the Company during or with respect to the Company's most recent fiscal year, all Section 16(a) filing requirements applicable to persons who were, during the most recent fiscal year, officers or directors of the Company or greater than 10% beneficial owners of its Common Stock were complied with.

            OWNERSHIP OF STOCK BY DIRECTORS, NOMINEES FOR DIRECTOR,
                EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

     The following tables sets forth information with respect to the beneficial ownership of shares of Common Stock of the Company as of March 31, 1996, by all stockholders of the Company known to be beneficial owners of more than 5% of such Common Stock, by each director and nominee, by each executive officer named in the Summary Compensation Table below and by all directors and executive officers as a group, as determined in accordance with Rule 13d-3(d) under the Exchange Act:

                                                      NUMBER OF SHARES       PERCENTAGE OF VOTING
                                                      OF COMMON STOCK*        STOCK OUTSTANDING*
                                                      ----------------       --------------------
    FMR Corp.                                             7,749,810(a)               8.61%
      82 Devonshire Street
      Boston, MA 02109-3614
    Thomas H. Lee                                                 0                     *
    Ronald L. Rossetti                                        5,000(b)                  *
    Thomas R. Shepherd                                            0                     *
    W. Harrison Wellford                                     23,000(c)                  *
    Jerry D. Horn                                            60,967(d)                  *
    William E. Watts                                        702,584(e)                  *
    Louis Mancini                                            54,692(f)                  *
    Edwin J. Kozlowski                                      125,400(g)                  *
    John A. DiCecco                                         115,890(h)                  *
    All Directors and Executive officers                  1,174,028(i)               1.30%
      of the Company as a group (13 persons)

- - - - ---------

  * Represents less than 1%.

(a) Includes 6,845,510 shares beneficially owned by Fidelity Management & Research Company, and 904,300 shares beneficially owned by Fidelity Management Trust Company. FMR Corp. has sole voting power with respect to 431,500 shares and sole dispositive power with respect to 7,749,810 shares.

(b) Includes 5,000 option shares which Mr. Rossetti has the right to acquire within 60 days.

(c) Includes 10,000 option shares which Mr. Wellford has the right to acquire within 60 days.

(d) Includes 29,835 option shares which Mr. Horn has the right to acquire within 60 days.

(e) Includes 702,584 option shares which Mr. Watts has the right to acquire within 60 days.

(f) Includes 54,412 option shares which Mr. Mancini has the right to acquire within 60 days.

(g) Includes 95,504 option shares which Mr. Kozlowski has the right to acquire within 60 days.

(h) Includes 81,562 option shares which Mr. DiCecco has the right to acquire within 60 days.

(i) Includes 1,045,392 option shares which such directors and executive officers have the right to acquire within 60 days.

           REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") administers the Company's executive compensation program. The Committee is composed exclusively of non-employee directors. In its deliberations, the Committee takes into account the recommendations of appropriate Company officials.

     The goals of the Company's executive compensation program are to:

     1. Pay competitively to attract, retain and motivate a highly competent executive team;

     2. Tie individual total compensation to individual and team performance and the success of the Company; and

     3. Align executives' financial interests with stockholder value.

     The Company's program utilizes a combination of base salary, annual incentive (bonus) awards based on the achievement of performance objectives and stock options. In 1993 the Internal Revenue Code was amended to limit the deduction a public company is permitted for compensation paid in 1994 and thereafter to the chief executive officer and to the four most highly compensated executive officers, other than the chief executive officer. Generally, amounts paid in excess of $1 million to a covered executive, other than performance-based compensation, cannot be deducted. In order to qualify as performance-based compensation under the new tax law, certain requirements must be met, including approval of the performance measures by the stockholders. The Committee intends to consider ways to maximize deductibility of executive compensation, while retaining the discretion the Committee considers appropriate to compensate executive officers at levels commensurate with their responsibilities and achievements.

BASE SALARIES

     Base salaries are targeted to be moderate, yet competitive in relation to salaries commanded by those in similar positions with other companies. In the course of its deliberations the Committee reviews management recommendations for executive officers' salaries, and examines data assembled by the Company from surveys of compensation paid to executives with similar responsibilities in major U.S. retail companies, including specialty retailers. Individual salary determinations are based on experience, levels of responsibility, sustained performance and comparison to peers inside and outside the Company. The base salaries of Messrs. Horn and Watts are specified in employment agreements described below entered into in 1989 and amended in 1990, 1993, 1994 and 1995, which provide for annual adjustments to a base salary for changes in the cost of living.

ANNUAL INCENTIVE AWARDS

     Annual incentive awards are designed to reward personal contributions to the success of the organization. In conjunction with the approval of the Company's annual operating plan by the President and Chief Executive Officer of the Company, performance goals are established for individual officers based on aspects of Company performance related to the particular officers' responsibilities and in some cases, on individual achievements. These goals are reviewed and approved by the Committee early in each fiscal year. At the end of the year, the Committee evaluates actual performance and awards incentive compensation in the form of cash bonuses (or, in some cases, stock options) based on the achievement of the performance goals. Incentive awards to the President and Chief Executive Officer, the Chairman and the other three most highly compensated executive officers are shown in the "Bonus" column of the Summary Compensation Table, which follows this report.

STOCK OPTIONS

     Stock options accomplish the third compensation objective: to align the interests of executive officers with stockholder value.

     The number of stock options granted by the Stock Option Committee is determined by the recipients' position, grade level and performance during the previous year, with participants of higher positions and grade levels being eligible to receive more options than those of lower positions and grade levels. The determination as to the size of stock option grants to executive officers, including Mr. Watts, reflect the subjective judgment of the Stock Option Committee. The participant's right to exercise stock options vests over a period of years and in some instances such vesting is tied to the achievement of specified performance objectives.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     The compensation paid to Mr. Watts as President and Chief Executive Officer for fiscal year ending February 3, 1996 was based on the salary specified in his employment contract described below, together with a cash incentive award in the amount of $300,000 which was made by the Committee in recognition of the Company's performance in fiscal 1996 and Mr. Watts' contributions to the Company's success.

                                          COMPENSATION COMMITTEE

                                          Thomas H. Lee
                                          Thomas R. Shepherd
                                          W. Harrison Wellford

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The following table shows the total amount and long-term compensation of the Chief Executive Officer and the other four most highly compensated executive officers of the Company.

                              ANNUAL COMPENSATION

                                                                                           LONG TERM
                                                                                         COMPENSATION
                                                                                            AWARDS
                                                                                         -------------
                                                                         OTHER              OPTION           ALL OTHER
NAME AND                                                BONUS            ANNUAL             SHARES         COMPENSATION*
PRINCIPAL POSITION             YEAR     SALARY ($)      ($)(1)      COMPENSATION($)*      GRANTED(2)          ($)(3)
- - - - ---------------------------    ----     ----------     --------     ----------------     -------------     -------------
William E. Watts               1995      $636,637      $300,000         $  6,373             764,000          $ 9,478
  President & CEO              1994       599,441       200,000           13,563                   0           11,529
                               1993       546,028       250,000            6,434             800,000           11,223

Jerry D. Horn                  1995       351,358             0            6,373              48,000            9,265
  Chairman                     1994       344,645             0            4,401                   0           11,319
                               1993       334,251             0            6,255             114,000           11,053

Louis Mancini                  1995       221,231        55,000            6,373             142,000           10,222
  President of GNC             1994       200,346        35,000            6,358               4,000           11,817
                               1993       181,500       124,481            6,434             100,000            4,789

Edwin J. Kozlowski             1995       202,000        50,000            6,373             102,000            9,766
  Executive Vice President     1994       181,500        37,500            6,358               2,000           11,817
  of GNI                       1993       163,500        50,000            6,434              60,000           12,830

John A. DiCecco                1995       171,423        14,500            6,373              60,000            9,478
  Senior Vice President        1994       156,500        41,236            6,358               2,000           11,529
  of GNI                       1993       145,539       120,596            6,434              60,000           10,022

- - - - ---------

  * The above-named Executive Officers received other annual compensation in the form of perquisites, the amount of which did not exceed reporting thresholds.

(1) Incentive compensation is based on performance in the year shown but determined and paid the following year. For example, bonuses for 1995 are based on performance in 1995 and are measured and paid in 1996.

(2) The total number of options held by the persons listed in this table as of the close of the fiscal year ended February 3, 1996 is as follows and reflects the adjustment in the number of shares and exercise price relating to the Company's 2 for 1 stock split on October 17, 1995: Mr. Watts 1,576,048 shares; Mr. Horn 172,233 shares; Mr. Mancini 221,712 shares; Mr. Kozlowski 214,652 shares; and Mr. DiCecco 157,852 shares.

(3) Includes amounts received by the persons listed in this table for (a) "matching contributions" under the Company's Executive Retirement Arrangement for 1995, 1994 and 1993, respectively, in the following amounts:
    Mr. Watts $9,070, $11,121 and $10,815; Mr. Horn $7,465, $9,519 and $9,253;
    Mr. Mancini $9,070, $11,121 and $10,815; Mr. Kozlowski $9,070, $11,121 and
    $12,134; and Mr. DiCecco $9,070, $11,121 and $9,614; and (b) the dollar value of life insurance premiums for 1995, 1994 and 1993, respectively, for the benefit of the persons listed in this table paid by the Company in the following amounts: Mr. Watts $408, $408, $408, Mr. Horn $1,800, $1,800 and $1,800; Mr. Mancini $1,152, $696 and $696; Mr. Kozlowski $696, $696 and
    $408; and Mr. DiCecco $408, $408 and $408.

OPTIONS GRANTS IN 1995

     Information concerning 1995 grants to the President and Chief Executive Officer and the other four most highly compensated executive officers is provided below.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                    POTENTIAL REALIZABLE
                                                                                                          VALUE AT
                                                 INDIVIDUAL GRANTS                                 ASSUMED ANNUAL RATES OF
                      -----------------------------------------------------------------------               STOCK
                                  % OF TOTAL       EXERCISE                                        PRICE APPRECIATION FOR
                      OPTIONS      OPTIONS            OR          MARKET PRICE                         OPTION TERM (2)
                      GRANTED     GRANTED TO      BASE PRICE        AT DATE        EXPIRATION     -------------------------
NAME                  (#)(1)      EMPLOYEES         ($/SH)          OF GRANT          DATE          0% ($)         5% ($)
- - - - ------------------    -------     ----------     ------------     ------------     ----------     ----------     ----------
William E. Watts       64,000        82.3%          $ 1.25         $ 21.15625        8/24/05      $1,274,000     $2,125,523
                      700,000        37.4            11.88           11.88           2/27/05               0      5,229,888

Jerry D. Horn          48,000         2.5            11.88           11.88           2/27/05               0        358,621

Louis Mancini           2,000         2.6             1.25           19.375          1/26/05          36,250         60,620
                      140,000         7.5            11.88           11.88           2/27/05               0      1,045,978

Edwin J. Kozlowski      2,000         2.6             1.25           19.375          1/26/05          36,250         60,620
                      100,000         5.3            11.88           11.88           2/27/05               0        747,127

John A. DiCecco        60,000         3.2            11.88           11.88           2/27/05               0        448,276


NAME                      10% ($)
- - - - ------------------      -----------
William E. Watts        $ 3,431,927
                         13,253,562

Jerry D. Horn               908,816

Louis Mancini                98,008
                          2,650,712

Edwin J. Kozlowski           98,008
                          1,893,366

John A. DiCecco           1,136,020

- - - - ---------

(1) These options are fully vested.

(2) The dollar amounts under these columns are the result of calculations at assumed rates of appreciation of 5% and 10% by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, in the price of the Common Stock. No gain to the optionees is possible without an increase in price of the Common Stock, which will benefit all shareholders proportionately.

           AGGREGATED OPTION EXERCISES AND VALUES AT FISCAL YEAR-END

     The following information is furnished for the fiscal year ended February 3, 1996 with respect to the stock options held by the Company's President and Chief Executive Officer and each of the four other most highly compensated executive officers of the Company and its subsidiaries.

                                                                   NUMBER OF                   VALUE OF UNEXERCISED
                                                            UNEXERCISED OPTIONS AT            IN-THE-MONEY OPTIONS AT
                         SHARES                                FEBRUARY 3, 1996                 FEBRUARY 2, 1996(1)
                       ACQUIRED ON         VALUE         -----------------------------     -----------------------------
NAME                  EXERCISE (#)      REALIZED ($)     EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
- - - - ------------------    ------------     ------------     -----------     -------------     -----------     -------------
William E. Watts         290,000         $4,877,050        760,239          815,809        $ 8,106,395      $ 9,480,561
Jerry D. Horn            250,000          3,186,302         33,442          138,791            342,034        2,105,753
Louis Mancini             53,000          1,024,235         41,602          180,110            428,052        1,912,633
Edwin J. Kozlowski        35,957            644,178        104,793          109,859          1,091,463        1,361,438
John A. DiCecco           40,000            738,485         76,918           80,934            911,246        1,150,755

- - - - ---------

(1) This amount is the aggregate of the number of options multiplied by the difference between the closing price of the Common Stock on the NASDAQ National Market on February 2, 1996 ($22 per share), minus the option exercise price of $1.25 per share for shares granted under the 1989 and 1991 stock option plans, and $10.8438 for shares granted under the 1993 stock option plan.

                              EMPLOYMENT AGREEMENT

     All officers of the Company, GNI and GNC serve at the discretion of the Board of Directors. GNI has entered into employment agreements dated as of March 24, 1989 with each of Messrs. Horn and Watts. Mr. Horn's agreement, as amended provides that he shall serve as the Chairman of the Board of GNI until January 31, 1998 at a base salary of $331,265 per annum (subject to adjustment for future changes in the cost of living), and shall thereafter be retained by GNI as a consultant for one year at an annual fee of $100,000, during which year Mr. Horn shall be prohibited from competing with GNI by engaging in any capacity in a business substantially similar to GNI's business, soliciting any customer of GNI on behalf of a competitor or attempting to persuade any employee of GNI to terminate his or her employment relationship in order to enter into competitive employment. Mr. Watts' agreement, as amended, provides that he shall serve as President and Chief Executive Officer of GNI until February 1, 2000 at a base salary of $599,835 per annum (subject to adjustment for future changes in the cost of living) and as part of his compensation Mr. Watts is entitled to personal use of the Company's airplane for up to 75 hours per year. In addition, Mr. Watts will receive a lump sum retention payment in the amount of $1.5 million for his continued services through the term of his employment agreement. Under their respective employment agreement, each of Messrs. Horn and Watts is required to maintain the confidentiality of GNI information for two years following the termination of his employment, and is entitled to certain other benefits and reimbursement of expenses and to participate in the Company's 1989 Stock Option Plan and 1995 Stock Option Plan.

     Under such employment agreements, each of Messrs. Horn and Watts is entitled to resign in his sole discretion at any time upon one month's written notice, but will be entitled to certain severance benefits only if (i) GNI terminates his employment other than for "cause" prior to the respective dates set forth above, or (ii) there occurs a material diminution in such executive's duties or responsibilities at GNI.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

     Messrs. Lee, Shepherd and Wellford served as members of the Compensation Committee during fiscal 1996. None of the named individuals were officers or employees of the Company or any of its subsidiaries during fiscal 1996.

     The Company was formed by Thomas H. Lee Company ("THL") and certain members of the Company's senior management to acquire General Nutrition, Incorporated ("GNI") in August 1989 (the "Acquisition"). In connection with the Acquisition, the Company and THL entered to a five-year management agreement (the "THL Management Agreement") pursuant to which THL was entitled to receive up to $600,000 per year for management and other consulting services rendered to the Company. After the initial five-year term, the THL Management Agreement was automatically renewable on an annual basis. The THL Management Agreement was terminated effective as of February 13, 1996. During 1995, GNI paid THL $250,000 pursuant to the THL Management Agreement.

                               PERFORMANCE GRAPH

     The graph set forth below compares the change in the Company's cumulative total shareholder return on the Common Stock (as measured by dividing the difference between the Company's share price at the end and the beginning of the period indicated by the share price at the beginning of the period indicated) with the cumulative total return of the NASDAQ Composite Market Index and the Dow Jones World Industry Groups U.S. Specialty Retailers Index for the period commencing with the Company's initial public offering on January 21, 1993. The graph assumes $100 was invested on January 21, 1993 in the Company's Common Stock and in the indexes and also assumes the reinvestment of dividends.

                                  General Nu-                      Dow Jones
      Measurement Period         trition Com-       NASDAQ         U.S. Spe-
    (Fiscal Year Covered)        panies, Inc.      Composite     cialty Retail
1/21/93                               100             100             100
2/5/93                                142             100             102
2/4/94                                353             111              89
2/5/95                                314             110              96
2/3/96                                550             153              88

     The Board of Directors and its Compensation Committee recognize that the market price of stock is influenced by many factors, only one of which is Company performance. The stock price performance shown on the graph is not necessarily indicative of future price performance.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In 1994 the Company acquired all of the outstanding Common Stock of Nature Food Centres, Inc. ("NFC") for approximately $59.4 million. Ronald L. Rossetti, President and Chief Executive Officer of NFC, received in the transaction approximately $28 million for his NFC Common Stock and $2,323,000 in consideration of the termination of various contractual relationships between Mr. Rossetti and NFC. In addition, the Company entered into a consulting and non-competition agreement with Mr. Rossetti pursuant to which, for a three-year period ending in September 1997, Mr. Rossetti has agreed to serve as a consultant to the Company's subsidiary, NFC, in consideration of a consulting fee of approximately $176,000 per year; and pursuant to which, for a six year period ending in September 2000, Mr. Rossetti has agreed not to compete with the Company in consideration of an aggregate fee of $900,000, payable in seventy-two equal installments of $12,500 per month. In addition, the consulting agreement provides that Mr. Rossetti shall be entitled to serve as a member of the Board of Directors of the Company for three years following the transaction and shall be entitled to participate, as an independent director, in the 1994 Stock Option Plan for Non-Employee Directors established by the Company. Mr. Rossetti became a director of the Company in September 1994 and received an option covering 20,000 shares of the Company's Common Stock pursuant to the 1994 Stock Option Plan for Non-employee Directors at an exercise price of $11.46875 per share, the market price on the date of grant. Mr. Rossetti does not receive any additional fees in connection with his services as a Director of the Company.

     The Company leased from a real estate trust whose principal beneficiary is Mr. Rossetti, NFC's warehouse and executive offices facility located in Wilmington, Massachusetts for a six month period ended in March 1995 for an aggregate lease payment of $250,000. In March 1995 the Company purchased from real estate trusts whose principal beneficiary is Mr. Rossetti, properties occupied by NFC retail stores on Washington Street and Newbury Street, in Boston, Massachusetts for an aggregate purchase price of $2.1 million. The properties had previously been leased from the real estate trusts, and payments under the leases aggregated $64,780 for the period from the date of acquisition of NFC in 1994 to the purchase of the properties.

                                 PROPOSAL NO. 2

                       RATIFICATION OF THE APPOINTMENT OF
                              INDEPENDENT AUDITORS

     The firm of Deloitte & Touche LLP and predecessor firms have served continuously since 1964 as independent auditors of the Company and has been appointed by the Board of Directors as the Company's independent auditors to audit the financial statements of the Company for the fiscal year ending February 1, 1997. Although the appointment of independent auditors is not required to be approved by the stockholders, the Board of Directors believes stockholders should participate in making the appointment by voting on the subject. If the stockholders do not ratify the appointment of Deloitte & Touche LLP, the selection of auditors will be reconsidered by the Board of Directors. Representatives of that firm will be present at the Annual Meeting, where they will be available to respond to appropriate questions and will also have the opportunity to make a statement if they so desire.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.

                    STOCKHOLDER PROPOSALS AND OTHER MATTERS

     The Company's next Annual Meeting will be held on June 27, 1996. An eligible stockholder who desires to have a qualified proposal considered for inclusion in the proxy statement for that meeting must notify the Secretary of the terms and content of the proposal no later than January 17, 1997.

     The Company's By-Laws outline procedures, including minimum notice provisions, for stockholder nomination of directors and other stockholder business to be brought before stockholders at the Annual Meeting. A copy of the pertinent By-Laws provisions is available on request to James M. Sander, Secretary, General Nutrition Companies, Inc., 921 Penn Avenue, Pittsburgh, Pennsylvania 15222.

                   SOLICITATION AND EXPENSES OF SOLICITATION

     The enclosed proxy is solicited by the Board of Directors of the Company. The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited personally or by telephone or telegram by officers or employees of the Company. The Company does not expect to pay any compensation for the solicitation of proxies, but under arrangements made with brokers, custodians, nominees and fiduciaries to send proxy material to the beneficial owners of shares held by them, the Company may reimburse them for their expenses in so doing.

                          ANNUAL REPORT AND FORM 10-K

     The Annual Report of the Company for the fiscal year ended February 3, 1996, was mailed to the stockholders together with this Proxy Statement.

     Upon written request by any shareholder entitled to vote at the 1995 Annual Meeting, the Company will furnish that person without charge a copy of the Form 10-K Annual Report for the fiscal year ended February 3, 1996, which it filed with the Securities and Exchange Commission, including financial statements and schedules. If the person requesting the report was not a shareholder of record on May 8, 1996, the request must contain a good faith representation that the person making the request was a beneficial owner of Company Stock at the close of business on that date. Requests should be addressed to James M. Sander, Secretary, General Nutrition Companies, Inc., 921 Penn Avenue, Pittsburgh, Pennsylvania 15222.

     The foregoing notice and proxy statement are sent by order of the Board of Directors.

                                          James M. Sander
                                          Vice President - Law,
                                          Chief Legal Officer and Secretary

May 24, 1996

REVOCABLE PROXY           GENERAL NUTRITION COMPANIES, INC.

      This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned holder of General Nutrition Companies, Inc. Common
Stock hereby constitutes and appoints Robert V. Dunn, Edwin J. Kozlowski and Louis Mancini, or any one of them with full power of substitution, as attorneys and proxies for the undersigned to appear and vote all of the shares of Common Stock of General Nutrition Companies, Inc. (the "Company") standing on the books of the Company in the name of the undersigned at the 1996 Annual Meeting of Stockholders of the Company to be held in the Urban Room at the Westin William Penn Hotel, 350 William Penn Place, Pittsburgh, Pennsylvania on June 27, 1996 at 10:00 a.m. Eastern Daylight Time, and at any adjournments of said Annual Meeting. A majority of said attorneys and proxies as shall be present and voting (or if only one shall be present and voting, then that one) in person or by substitute or substitutes at said meeting or any adjournment thereof, shall have and may exercise all of the powers of such said attorneys and proxies hereunder. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement dated May 22, 1996 and instructs its attorneys and proxies to vote as set forth on this Proxy. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

1.   ELECTION OF TWO CLASS I DIRECTORS to the Board of Directors, each for a three-year term expiring in 1999.
     / / FOR all nominees listed below                          / / WITHHOLD AUTHORITY to vote for all nominees listed below
     (except as marked to the contrary)

                                            William E. Watts and Thomas R. Shepherd
     (INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name in the following space provided below.)

     -----------------------------------------------------------------------------------------------------------------
2.   To ratify the appointment of Deloitte & Touche as independent auditors of the Company for the fiscal year ending
     February 1, 1997.
                                                                       / / FOR   / / AGAINST   / / ABSTAIN

             (Continued and to be signed and dated on reverse side)

3.   In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

    The shares represented by this Proxy will be voted as specified. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED IN FAVOR
OF THE SPECIFIED NOMINEES IN PROPOSAL NO. 1, FOR PROPOSAL 2, AND IN THE DISCRETION OF THE PROXIES AS TO OTHER MATTERS. HOWEVER, THIS
PROXY CARD MUST BE PROPERLY COMPLETED. SIGNED, DATED AND RETURNED TO THE COMPANY IN ORDER TO HAVE YOUR SHARES VOTED. IF YOU DO NOT
RETURN THIS CARD, YOUR SHARES WILL NOT BE REPRESENTED UNLESS YOU ATTEND THE MEETING AND VOTE IN PERSON.

When signing as attorney, executor, administrator, trustee,            Dated ..............................................., 1996
guardian, custodian, or the like, give title as such, if the           Signature .................................................
signer is a corporation, sign in the corporate name by a duly          Signature .................................................
authorized officer.                                                                              (if held jointly)


REVOCABLE PROXY         GENERAL NUTRITION COMPANIES, INC.

          This Proxy is Solicited on Behalf of the Board of Directors
                 To General Nutrition Companies, Inc., Trustee

     As a participant in the General Nutrition Companies, Inc. 1993 Employee Stock Purchase Plan (the "Stock Purchase Plan"), I hereby instruct you to vote the shares of Common Stock, par value $.01 per share ("Common Stock"), of General Nutrition Companies, Inc. (the "Company") allocated to my Stock Purchase Plan account at the 1996 Annual Meeting of Stockholders of the Company to be held in the Urban Room at the Westin William Penn Hotel, 350 William Penn Place, Pittsburgh, Pennsylvania on June 27, 1996 at 10:00 a.m. Eastern Daylight Time, and at any adjournments of said Annual Meeting, (a) in accordance with the following direction and (b) to grant a proxy to the proxies nominated by the Company's Board of Directors authorizing them to vote in their discretion upon such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement dated May 22, 1996 and instructs its attorneys and proxies to vote as set forth on this Proxy. The undersigned plan participant may revoke this proxy at any time before it is voted by delivering to the Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

1.   ELECTION OF TWO CLASS I DIRECTORS to the Board of Directors, each for a three-year term expiring in 1999.

     / / FOR all nominees listed below                               / / WITHHOLD AUTHORITY to vote for all nominees listed below
        (except as marked to the contrary)
                                                   William E. Watts and Thomas R. Shepherd

     (INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name in the following space provided below.)

     ------------------------------------------------------------------------------------------------------------------

2.   To ratify the appointment of Deloitte & Touche as independent auditors of the Company for the fiscal year ending
     February 1, 1997.
                                                                            / / FOR   / / AGAINST   / / ABSTAIN


             (Continued and to be signed and dated on reverse side)

3.   In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

  The shares represented by this Proxy will be voted as specified. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED IN FAVOR
OF THE SPECIFIED NOMINEES IN PROPOSAL NO. 1, FOR PROPOSAL 2, AND IN THE DISCRETION OF THE PROXIES AS TO OTHER MATTERS. HOWEVER,
THIS PROXY CARD MUST BE PROPERLY COMPLETED, SIGNED, DATED AND RETURNED TO THE COMPANY IN ORDER TO HAVE YOUR SHARES VOTED. IF YOU
DO NOT RETURN THIS CARD, YOUR SHARES WILL NOT BE REPRESENTED UNLESS YOU ATTEND THE MEETING AND VOTE IN PERSON.

When signing as attorney, executor, administrator, trustee,            Dated ................................................, 1996
guardian, custodian, or the like, give title as such, if the           Signature ..................................................
signer is a corporation, sign in the corporate name by a duly          Signature ..................................................
authorized officer.                                                                              (if held jointly)